Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

SABRA HEALTH CARE LIMITED PARTNERSHIP

SABRA CAPITAL CORPORATION

ADDITIONAL REGISTRANTS LISTED BELOW

(Exact name of obligor as specified in its charter)

Delaware	27-2712888
Delaware	27-3642390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip code)

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Sabra Health Care REIT, Inc.	Maryland	27-2560479
Sabra Health Care, L.L.C.	Delaware	27-2696900
Sabra Health Care Holdings I, LLC	Delaware	27-2713167
Sabra Health Care Holdings II, LLC	Delaware	27-2713398
Orchard Ridge Nursing Center LLC	Massachusetts	04-3072231
New Hampshire Holdings, LLC	Delaware	20-1862503
Oakhurst Manor Nursing Center LLC	Massachusetts	04-3072232
Sunset Point Nursing Center LLC	Massachusetts	04-3072233
Connecticut Holdings I, LLC	Delaware	20-4599420
West Bay Nursing Center LLC	Massachusetts	04-3072226
HHC 1998-1 Trust	Massachusetts	04-6872003
Northwest Holdings I, LLC	Delaware	47-0913206
395 Harding Street, LLC	Delaware	47-0913207
1104 Wesley Avenue, LLC	Delaware	47-0913211
Kentucky Holdings I, LLC	Delaware	20-2512023
Sabra Lake Drive, LLC	Delaware	75-3098968
Bay Tree Nursing Center LLC	Massachusetts	04-3071703
Sabra Health Care Holdings III, LLC	Delaware	27-2713574
Sabra Health Care Holdings IV, LLC	Delaware	27-2713747
Sabra Idaho, LLC	Delaware	27-3541245
Sabra California II, LLC	Delaware	27-3540830
Sabra New Mexico, LLC	Delaware	27-3541140
Sabra Connecticut II, LLC	Delaware	27-3541049
Sabra Ohio, LLC	Delaware	27-3540905
Sabra Kentucky, LLC	Delaware	27-3662491
Sabra NC, LLC	Delaware	27-3662387
Sabra Texas Properties, L.P.	Texas	45-3643319
Sabra Texas GP, LLC	Texas	80-0763246
Sabra Texas Holdings, L.P.	Texas	36-4740794
Sabra Texas Holdings GP, LLC	Texas	36-4740701
Sabra Health Care Virginia, LLC	Delaware	80-0847513
Sabra Health Care Pennsylvania, LLC	Delaware	30-0748318
Sabra Health Care Northeast, LLC	Delaware	90-0883325
Sabra Health Care Delaware, LLC	Delaware	38-3883573
Sabra Phoenix TRS Venture, LLC	Delaware	80-0842040

8.125% Senior Notes due 2018

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 10th day of September, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Vice President

EXHIBIT 6

September 10, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,883
Interest-bearing balances		45,669
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,424
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,128
Securities purchased under agreements to resell		22,797
Loans and lease financing receivables:
Loans and leases held for sale		32,246
Loans and leases, net of unearned income	720,609
LESS: Allowance for loan and lease losses	15,480
Loans and leases, net of unearned income and allowance		705,129
Trading Assets		42,549
Premises and fixed assets (including capitalized leases)		7,760
Other real estate owned		4,168
Investments in unconsolidated subsidiaries and associated companies		563
Direct and indirect investments in real estate ventures		104
Intangible assets
Goodwill		21,543
Other intangible assets		21,240
Other assets		53,987

Total assets		$1,180,190

LIABILITIES
Deposits:
In domestic offices		$847,727
Noninterest-bearing	222,889
Interest-bearing	624,838
In foreign offices, Edge and Agreement subsidiaries, and IBFs		73,344
Noninterest-bearing	2,752
Interest-bearing	70,592
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,913
Securities sold under agreements to repurchase		10,833

Dollar Amounts In Millions
Trading liabilities	23,373
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	41,997
Subordinated notes and debentures	16,602
Other liabilities	32,647

Total liabilities	$1,053,436

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,502
Retained earnings	19,574
Accumulated other comprehensive income	6,044
Other equity capital components	0

Total bank equity capital	125,639
Noncontrolling (minority) interests in consolidated subsidiaries	1,115

Total equity capital	126,754

Total liabilities, and equity capital	$1,180,190

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                          Directors

David Hoyt

Michael Loughlin